EXHIBIT 99.1

                                                         Rule 424(b)(3)
                                                               33-50565

      SUPPLEMENT NUMBER 3 TO PROSPECTUS DATED OCTOBER 20, 1993

                      READING & BATES CORPORATION

                            31,533,614 Shares

                               Common Stock


The Prospectus dated October 20, 1993 is hereby supplemented by the addition of the following information under the caption "PLAN OF DISTRIBUTION" therein.

                            PLAN OF DISTRIBUTION

Pursuant to an amendment dated as of August 1, 1994 (the "Amendment") to the Registration Rights Agreement, the Company is now obligated to keep a registration of the Shares continuously effective until the earlier to occur of August 1, 1996 or the sale by the holders of all of the Shares. In connection with the Amendment, holders of the Shares have waived (i) their rights to effect one underwritten registered public offering during such period and (ii) restrictions on underwritten public offerings by the Company during such period. After the expiration of such period, however, holders of shares of Common Stock subject to the Registration Rights Agreement will be entitled to require the Company to register Shares under the Securities Act in connection with up to seven underwritten registered public offerings.




       THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 8, 1994.